UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

TECHLOTT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55403	46-1496846
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Balfour Street, Jerusalem, Israel 9210207

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 674-3561

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 28, 2026, Techlott Inc. (the “Company”) received notice from OTC Markets Group Inc. that the closing bid price of the Company’s common stock had been below $0.01 per share for more than 30 consecutive calendar days, and that the Company’s common stock therefore no longer satisfied the continued eligibility criteria for quotation on the OTCQB Venture Market set forth in Section 2.1(A) of the OTCQB Standards.

Under Section 4.1(B) of the OTCQB Standards, the Company was granted a cure period of 90 calendar days, during which the closing bid price of the Company’s common stock must be $0.01 per share or greater for 10 consecutive trading days in order for the common stock to continue to be quoted on the OTCQB Venture Market. If that requirement is not satisfied by October 26, 2026, the common stock will be removed from the OTCQB Venture Market.

In the event the closing bid price of the common stock is below $0.001 per share for five consecutive trading days, the common stock would be removed from the OTCQB Venture Market immediately, without any cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHLOTT INC.

Date: September 4, 2026

By:	/s/ Yakir Abadi
Name:	Yakir Abadi
Title:	Chief Executive Officer